Exhibit 10.12

AMENDMENT NO. 4
TO
THE HAMILTON BEACH/PROCTOR-SILEX, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of October 1, 2001)
WITH RESPECT TO
THE AMERICAN JOBS CREATION ACT OF 2004

     WHEREAS, Hamilton Beach/Proctor-Silex, Inc. (the “Company”) adopted an amended and restated Unfunded Benefit Plan (the “Plan”) effective as of October 1, 2001 and has since amended the Plan; and

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

     WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

     WHEREAS, the AJCA Guidance has not yet been issued; and

     WHEREAS, pursuant to Section 5.1 of the Plan, all amounts credited to a Participant’s Account under the Plan are 100% vested; and

     WHEREAS, to the fullest extent permitted by Code Section 409A and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Excess Benefits that were deferred prior to January 1, 2005.

     NOW THEREFORE, the Company hereby adopts this Amendment No. 4 to the Plan, which amendment is intended to (1) allow amounts deferred prior to January 1, 2005 (including any earnings thereon) to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation, and the terms of the Plan as in effect, prior to the addition of Code Section 409A and (2) cause amounts deferred after December 31, 2004 to be deferred in compliance with the requirements of Code Section 409A.

Words used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1

     Article I of the Plan is hereby amended by adding a new Section 1.5 to the end thereof, to read as follows:

     “Section 1.5 American Jobs Creation Act (AJCA).

     (a) It is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by AJCA, so as to prevent the inclusion in gross income of any Excess Benefit hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including any proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 4) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     (b) The Plan Administrator shall not take any action that would violate any provision of Section 409A of the Code. It is intended that, to the extent applicable, all Participant elections hereunder will comply with Code Section 409A and the AJCA Guidance. The Plan Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder). In this regard, the Plan Administrator is authorized to permit Participant elections with respect to amounts deferred after December 31, 2004 and is also permitted to allow the Participants the right to amend or revoke such elections in accordance with the AJCA Guidance.

     (c) The effective date of Amendment No. 4 to this Plan is January 1, 2005. This Amendment creates additional Sub-Accounts (where necessary) (i) to reflect amounts that are “deferred” (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) (collectively, the “Grandfathered Sub-Accounts”) and (ii) to reflect amounts that are deferred after December 31, 2004 (and earnings thereon) (the “Post-2004 Sub-Accounts”). Amendment No. 4 also modifies the distribution elections and provisions for the Post-2004 Sub-Accounts to comply with the requirements of Code Section 409A.

     (d) In furtherance of, but without limiting the foregoing, any Excess Benefit that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to the effective date of Amendment No. 4. In particular, to the extent permitted under AJCA Guidance:

     (i) On and after January 1, 2005, the LTIP Deferral Sub-Account shall only accept the deferral of LTIP Awards (A) that are 100% vested as of December 31, 2004, (B) with Grant Dates of January 1, 2004 and (C) that are validly and timely deferred under the LTIP Plan and, as such, the LTIP Deferral Sub-Account shall be a Grandfathered Sub-Account; and

     (ii) No additional amounts shall be allocated to a Participant’s Excess Matching Sub-Account for periods on or after January 1, 2005, and, as such, the Excess Matching Sub-Account shall be a Grandfathered Sub-Account; and

     (iii) Amounts allocated to a Participant’s Excess 401(k) Sub-Account as of December 31, 2004 shall be credited to the Participant’s Grandfathered Sub-Account; and

     (iv) Amounts allocated to a Participant’s Excess Profit Sharing Account as of December 31, 2004 including, to the extent permitted by the AJCA Guidance, the Excess Profit Sharing Benefit for the 2004 Plan Year (which is allocated to the Participants’ Accounts in 2005), shall be credited to Participant’s Grandfathered Sub-Account; and

     (v) All Excess Pension Benefits were permanently frozen as of January 1, 1997 and, as such, all such Benefits are grandfathered under the Act.”

Section 2

     Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

     “SECTION 2.1 Account shall mean the record maintained by the Company in accordance with Section 3.6 as the sum of the Participant’s Excess Profit Sharing Sub-Account, Excess Employer Added Sub-Account, Basic Excess 401(k) Sub-Account, Basic Excess Matching Sub-Account, Additional Excess 401(k) Sub-Account, Additional Excess Matching Sub-Account and LTIP Deferral Sub-Account. In addition, the Sub-Accounts shall be further subdivided as follows: (a) the Excess Profit Sharing Sub-Account shall be divided into the Pre-2005 Excess Profit Sharing Sub-Account and the Post-2004 Excess Profit Sharing Sub-Account and (b) the Excess 401(k) Sub-Account shall be divided into the Pre-2005 Excess 401(k) Sub-Account and the Post-2004 Excess 401(k) Sub-Account. The Pre-2005 Excess Profit Sharing Sub-Account, the Pre-2005 Excess 401(k) Sub-Account, the Excess Matching Sub-Account and the LTIP Deferral Sub-Account shall be referred to herein collectively as the “Grandfathered Sub-Accounts” and the remainder of such Sub-Accounts shall be referred to herein as the “Post-2004 Sub-Accounts.””

Section 3

     Section 2.7 of the Plan is hereby amended by changing the reference to “Sections 3.2 and 3.3” therein to “Sections 3.2, 3.3 and 3.8.”

Section 4

     Section 2.8 of the Plan is hereby amended by adding the phrase “an Excess Employer Added Benefit,” after the phrase “an Excess Profit Sharing Benefit,” therein.

Section 5

     Section 2.10 of the Plan is hereby amended in its entirety to read as follows:

     “SECTION 2.10 401(k) Employee shall mean a participant in the Savings Plan who is eligible for Before-Tax (and, for periods prior to January 1, 2005, Matching Employer Contributions) thereunder.”

Section 6

     Clause (i) of Section 2.13(c) of the Plan is hereby amended in its entirety to read as follows:

     “(i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Savings Plan, because of the limitations imposed under Section 402(g), 401(a)(17), 401(k)(3) or 414(v) of the Code and”

Section 7

     Section 2.13 of the Plan is hereby amended by adding a new subsection (g) to the end thereof, to read as follows:

     “(g) For purposes of Section 3.8 of the Plan, the term “Participant” shall mean an Employer Added Employee (i) whose Retirement Contributions for a Plan Year are limited by the application of Section 401(a)(17) or 415 of the Code and (ii) who is classified in job grades 17 or above and whose total compensation from the Controlled Group for the year of such Contribution is at least $115,000.”

Section 8

     The first sentence of Section 2.18 of the Plan is hereby amended in its entirety to read as follows:

“Qualified Plan shall mean (a) for Cash Balance Employees, the Cash Balance Plan, (b) for Profit Sharing Employees and Employer Added Employees, the profit-sharing portion of the Savings Plan and (c) for 401(k) Employees, the Before-Tax Contributions portion of the Savings Plan.”

Section 9

     Section 2.20 of the Plan is hereby amended in its entirety to read as follows:

     “SECTION 2.20 Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant’s spouse or a dependent within the meaning of Code Section 152, (b) loss of the Participant’s property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.”

Section 10

     Article II of the Plan is hereby amended by adding the following new definitions to the end thereof, to read as follows:

     “SECTION 2.22 Employer Added Employee shall mean a participant in the Savings Plan who is eligible for Retirement Contributions.

     SECTION 2.23 Key Employee shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company (or a related entity) as long as any stock of which is publicly traded on an established securities market or otherwise.

     SECTION 2.24 Termination of Employment means a separation of service as defined in the AJCA Guidance issued under Code Section 409A.”

Section 11

     Section 3.1 of the Plan is hereby amended by adding the following new language to the end thereof to read as follows:

“All Excess Pension Benefits under the Plan were frozen as of January 1, 1997. The Company intends that all Excess Pension Benefits will qualify for “grandfathered” status under the AJCA and will continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code.”

Section 12

     Section 3.3(a) of the Plan is hereby amended by deleting the phrase “401(a)(17) and 401(k)(3)” and replacing it with the phrase “401(a)(17), 401(k)(3) and 414(v)” therein.

Section 13

     Section 3.3(c)(i) of the Plan is hereby amended by adding the following new language to the end thereof to read as follows:

“Notwithstanding the foregoing, a Participant shall be permitted to make a separate election with respect to amounts credited to his Post-2004 Excess 401(k) Sub-Account. With respect to amounts allocated to that Sub-Account, (1) the Participant may only elect to receive a distribution (W) on the date on which he incurs a Termination of Employment, (X) the January 1st of the year following the date on which he incurs a Termination of Employment, (Y) the date he attains a specified age or (Z) the earlier of such dates and (2) with respect to a Key Employee, a distribution on account of Termination of Employment may not be made before the date which is six months after the date of the Key Employee’s Termination of Employment (or, if earlier, the date of death), to the extent that Code Section 409A(a)(2)(B)(i) is applicable.”

Section 14

     Section 3.3(c)(ii) of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, for purposes of the Participant’s Post-2004 Excess 401(k) Sub-Account, an election change will not be effective unless (X) it is made not less than twelve months prior to the original payment date, (Y) the first payment under such election will be made no less than five years from the original payment date and (Z) such election will not take effect until at least twelve months after the date on which such election is made.”

Section 15

     Section 3.3(d) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

“Notwithstanding the foregoing, all Participants must make a new deferral election in order to participate in the Plan for the 2005 Plan Year.”

Section 16

     Section 3.3(e) of the Plan is hereby amended by adding the following new clause (iv) to the end thereof, to read as follows:

     “(iv) The provisions of this Subsection (e) shall apply only to the extent permitted under Code Section 409A.”

Section 17

     Section 3.4(a) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

“Notwithstanding the foregoing, no additional Excess Matching Benefits deferrals shall be credited under the Plan for periods on and after January 1, 2005.”

Section 18

     Section 3.4(b) of the Plan is hereby amended in its entirety to read as follows:

     “(b) Time of Payment. The Excess Matching Benefits shall be paid (or commence to be paid) at the same time as the Participant’s Pre-2005 Excess 401(k) Sub-Account.”

Section 19

     Section 3.5(a) of the Plan is hereby amended by adding the following sentence to the end thereof, to read as follows:

“Notwithstanding the foregoing, the only LTIP Deferral Benefits that shall be accepted hereunder are those with a Grant Date of January 1, 2004 that are deemed to have been “deferred” (as such term is defined in the AJCA Guidance) as of December 31, 2004 and that qualify for grandfathered status under the Act.”

Section 20

     Section 3.5(f) of the Plan is hereby amended by adding the following new clause (iii) to the end thereof, to read as follows:

     “(iii) The provisions of this Subsection (f) shall apply only to the extent permitted under Code Section 409A.”

Section 21

     Section 3.6 of the Plan is hereby amended by (i) deleting the word “and” at the end of Subsection (e) thereof, (ii) changing the period at the end of Subsection (f) to a semi-colon and (iii) adding the following new Subsections (g) and (h) immediately after Subsection (f) thereof to read as follows:

     “(g) Credits to an Excess Employer Added Sub-Account for the Excess Employer Added Benefits described in Section 3.8, which shall be credited to the Sub-Account when an Employer Added Employee is prevented from receiving Retirement Contributions under the Savings Plan; and

     (h) The Company shall make the above-described credits and debits to the Participant’s Grandfathered Sub-Accounts or Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.”

Section 22

     Article III of the Plan is hereby amended by adding the following new Section 3.8 to the end thereof to read as follows:

     “SECTION 3.8 Employer Added Benefits.

     (a) Amount of Employer Added Benefits. At the time described in Section 3.6(g), the Company shall credit to a Sub-Account (the “Excess Employer Added Sub-Account”) established for each Participant who is an Employer Added Employee, an amount equal to the excess, if any, of (a) the amount of the Company’s Retirement Contributions which would have been made to the profit sharing portion of the Savings Plan on behalf of the Participant if (i) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (ii) the term “Compensation” (as defined in Section 2.7 hereof) were used for purposes of determining the amount of Retirement Contributions under the Savings Plan, over (b) the amount of the Company’s Retirement Contribution which is actually made to the Savings Plan on behalf of the Participant for such Plan Year (the “Excess Employer Added Benefits”).

     (b) Rules Relating to Excess Employer Added Benefit Payment Date Elections

(i) Payment Date. Prior to the date on which the first Excess Employer Added Contribution is credited to a Participant’s Excess Employer Added Sub-Account (with the timing of such election complying with the requirements of Code Section 409A), a Participant shall be required to make an election regarding the time of the commencement of payment of the Participant’s entire Excess Employer Added Sub-Account hereunder. The Participant may elect to commence payment of his Excess Employer Added Sub-Account on (1) the date on which he incurs a Termination of Employment, (2) the January 1st of the year following the date on which he incurs a Termination of Employment, (3) the date he attains a specified age or (4) the earlier of such dates; provided, however, that with respect to a Key Employee, a distribution on account of Termination of Employment may not be made before the date which is six months after the date of the Key Employee’s Termination of Employment (or, if earlier, the date of death), to the extent that Code Section 409A(a)(2)(B)(i) is applicable. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess Employer Added Sub-Account on the date of his Termination of Employment.

(ii) Change of Payment Date. Notwithstanding the foregoing, a Participant who is an Employee may elect to change the payment date selected (or deemed selected) for his Excess Employer Added Sub-Account to one of the other dates permitted under (i) above; provided, however that such an election change will not be effective unless (1) it is made not less than twelve months prior to the original payment date, (2) the first payment under such election will be made no less than five years from the original payment date and (3) such election will not take effect until at least twelve months after the date on which such election is made.”

Section 23

     The first sentence of Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

     “Earnings on Additional 401(k), Matching and Employer Added Sub-Accounts. Subject to Section 4.3, at the end of each calendar month during a Plan Year, the Additional Excess 401(k) Sub-Account, the Additional Excess Matching Sub-Account and the Employer Added Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by the blended rate earning during such month by the Fixed Income Fund.”

Section 24

     Section 4.4(a) of the Plan is hereby amended in its entirety to read as follows:

“To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the NACCO Industries, Inc. Benefit Committee (the “Benefits Committee”)) may change (but not suspend) the earnings rate credited to Accounts hereunder at any time upon at least 30 days advance notice to Participants.”

Section 25

     Section 6.1(b) of the Plan is hereby amended in its entirety to read as follows:

     “(b) Excess Profit Sharing Benefits. Amounts credited to a Participant’s Pre-2005 Excess Profit Sharing Sub-Account shall be paid in the form of a single lump sum payment at the time the corresponding Post-1996 Profit Sharing Contributions payable to the Participant under the Savings Plan commence to be paid. Amounts credited to a Participant’s Post-2004 Excess Profit Sharing Sub-Account shall be paid in the form of a single lump sum payment at Termination of Employment, provided, however, that with respect to a Key Employee, distribution may not be made before the date which is six months after the date of the Key

Employee’s Termination of Employment (or, if earlier, the date of death), to the extent that Code Section 409A(a)(2)(B)(i) is applicable.”

Section 26

     The heading of Section 6.1(c) of the Plan and Section 6.1(c)(i) of the Plan is hereby amended in its entirety to read as follows:

     “(c) Excess 401(k) and Matching Benefits/LTIP Deferral Benefits/Excess Employer Added Benefits.

     (i) Timing. A Participant’s Excess 401(k) Sub-Account, Excess Matching Sub-Account, LTIP Deferral Sub-Account and Excess Employer Added Sub-Account shall be paid (or commence to be paid) to the Participant as soon as practicable after the date specified in the Participant’s last valid election form (as provided in Section 3.3(c), 3.5(c), or 3.8(b) as applicable).”

Section 27

     Section 6.1(c) of the Plan is hereby amended by adding the following new clause (iv), immediately following clause (iii) thereof and re-numbering the remaining clause of such Section as clause (v):

     “(iv) Clauses (ii) and (iii) above shall not apply to a Participant’s Post-2004 Excess 401(k) Sub-Account or Excess Employer Added Sub-Account. The Participant shall elect a form of payment for each of his Post-2004 Excess 401(k) Sub-Account and Excess Employer Added Sub-Account prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive each such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified in clause (ii). If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account and Excess Employer Added Sub-Account shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this clause (iv) shall be irrevocable except as specified in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) Sub-Account and his Excess Employer Added Sub-Account by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. However, unless otherwise permitted in accordance with Code Section 409A, such election will not be effective unless (A) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (B) the first payment under such election will be made no less than five years from the date payment would have been made absent such election (excluding distributions made on account of the death of the Participant), (C) such election will not take effect until at least twelve months after the date on which the election is made and (D) the election does not accelerate the form of payment.”

Section 28

     The second sentence of Section 6.1(c)(v) of the Plan is hereby amended in its entirety to read as follows:

“Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship).”

Section 29

     Section 6.1(d)(i) of the Plan is hereby amended in its entirety to read as follows:

     “(i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary but shall only apply to amounts that are allocated to a Participant’s Grandfathered Sub-Accounts.”

Section 30

     The last sentence of Section 6.1(e) of the Plan is hereby amended in its entirety to read as follows:

“The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the Participant, to the extent permitted by Code Section 409A.”

Section 31

     Section 7.3(a) of the Plan is hereby amended by adding the following new clause (v) to the end thereof to read as follows:

     “(v) Amount of Excess Employer Added Benefit. The Excess Employer Added Benefits payable to a Participant’s Beneficiary under this Plan shall be equal to such Participant’s Excess Employer Added Sub-Account balance on the date of the distribution.”

Section 32

     Section 7.3(b)(ii) of the Plan is hereby amended in its entirety to read as follows:

     “(ii) Excess Profit Sharing Benefit/Excess 401(k) Benefit and Excess Matching Benefit/LTIP Deferral Benefit/Excess Employer Added Benefit. The Excess Profit Sharing Benefit, Excess 401(k) Benefit and Excess Matching Benefit, LTIP Deferral Benefit and Excess Employer Added Benefit payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant in the form of a lump sum payment.”

Section 33

     Section 7.3 of the Plan is hereby amended by adding the following new Subsection (d) to the end thereof, to read as follows:

     “(d) Notwithstanding the foregoing, distributions to Beneficiaries of amounts that are allocated to Participants’ Post-2004 Sub-Accounts shall be made in a manner that satisfies the requirements of Code Section 409A.”

Section 34

     Section 9.3 of the Plan is hereby amended by (i) deleting the word “may” where it appears in the second sentence of the first paragraph thereof and substituting therefor the word “must” and (ii) deleting the last sentence of the first and fourth paragraphs thereof.

Section 35

     The first sentence of Section 9.5 of the Plan is hereby amended by deleting the word “Committee” where it appears therein and substituting therefor the phrase “Company (with the approval or ratification of the Benefits Committee).”

Section 36

     The second sentence of Section 9.6(a) of the Plan is hereby amended by deleting the phrase “the Nominating, Organization and Compensation Committee of the Board of Directors of the Company” where it appears therein and substituting therefor the phrase “the Compensation Committee.”

Section 37

     A new Section 9.7 is hereby added to the end of the Plan, to read as follows:

     “SECTION 9.7. The Company reserves the right to amend the Plan in any respect, without the consent of any person, in order to comply with Code Section 409A. The provisions of Articles VIII and IX shall apply only to the extent permitted by Code Section 409A.”

     Executed this 28th day of December, 2004.

HAMILTON BEACH/PROCTOR-SILEX, INC.

By:	/s/ Charles A. Bittenbender

Title: Assistant Secretary